Exhibit 10.1

Execution Version

Confidential

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT, dated as of March 11, 2024 (this “Guarantee”), is entered into by Scholastic Inc. (“Parent”) in favor of the Company, Sellers and Sellers’ Representative (on behalf of Sellers) (each as defined below). Capitalized terms used herein without definition shall have the respective meanings specified in the Purchase Agreement.

WHEREAS, Parent is the direct or indirect owner of 100% of the non-voting equity securities of 1000815816 Ontario Inc. (“Buyer”) and 25% of the voting preferred shares of Buyer, in each case with the rights and privileges set forth in (x) the Shareholders’ Agreement to be executed in connection with Closing, (y) the predecessor of such Shareholders’ Agreement in effect as of the date hereof and (z) the constating documents of Buyer.

WHEREAS, concurrent with the execution and delivery of this Guarantee, Buyer is entering into that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Buyer, Niagara Investments, Ltd. (the “Company”), ZMC Niagara Investment (Canada), Ltd. (“ZMC Blocker”), Fansea Investments Ltd. (“Commisso Holdco”), Tzia Limited (“Osborne Holdco”), 2424886 Ontario Limited (together with Commisso Holdco and Osborne Holdco, the “Management Holdcos”), the shareholders of the Company (other than ZMC Blocker and the Management Holdcos) (the “Niagara Sellers”), ZMC Niagara Investment (Cayman), L.P. (“ZMC Seller”), UXL Investment Management Corporation and Commisso Trust (collectively, the “Commisso Sellers”), Vince Commisso, solely in respect of his obligations under Section 8.12(k) in the Purchase Agreement, Natalie Osborne and Osborne 2012 Family Trust (collectively, the “Osborne Sellers”), Moon Shadow Inc. and Jarosz Trust (collectively, the “Jarosz Sellers” and, together with the Commisso Sellers, Obsorne Sellers, ZMC Seller and Niagara Sellers, “Sellers”), Steven Jarosz, solely in respect of his obligations under Section 8.12(k) in the Purchase Agreement and ZMC Seller and Vince Commisso, solely in their capacity as representatives of Sellers (“Sellers’ Representative”); and

WHEREAS, as a condition and material inducement to the Company and Sellers to enter into the Purchase Agreement, Parent desires to enter into and deliver to the Company and Sellers this Guarantee to guarantee the obligations of Buyer under the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent hereby irrevocably agrees as follows:

1.

Guarantee by Parent. Parent hereby absolutely and unconditionally guarantees to the Company and Sellers the prompt payment and performance when due, of Buyer’s obligations under the Purchase Agreement (including, for the avoidance of doubt, under Section 2.3(b) of the Purchase Agreement) (the “Guaranteed Obligations”); provided, that in no event shall Parent’s aggregate liability for the Guaranteed Obligations exceed CAD $295,000,000, less all amounts paid by or on behalf of Buyer with respect to the Guaranteed Obligations (such limitation on the liability the Parent may have for the Guaranteed Obligations being herein referred to as the “Cap”). This Guarantee may not be enforced against Parent without giving effect to the Cap. If all or any part of the Guaranteed Obligations shall not be punctually paid and/or performed by Buyer as and when the same become due in accordance with the Purchase Agreement, the Company, any Seller or the Sellers’ Representative (on behalf of Sellers) may make demand of Parent with respect thereto (subject to the terms and conditions of this Guarantee and, for the avoidance of doubt, subject to the Cap). Such demand(s) may be made at any time after the time any such Guaranteed Obligation (subject to the Cap) is due, but not punctually paid or performed by Buyer, and may be made from time to time with respect to the same or different items of Guaranteed Obligations; provided there is no duplication. Subject to the Cap and without limiting Section 7, any payments made hereunder shall be made without reduction, whether by offset, payment in escrow or otherwise.

2.

Guarantee of Performance. Parent’s guarantee hereunder is a guarantee of payment, performance and collection. Parent waives any right to require any Seller, the Company or the Sellers’ Representative (as applicable) to sue Buyer concurrently with, or as a condition precedent to, any suit or other Action against Parent.

3.	No Discharge or Diminishment of Guarantee.

a.

The obligations of Parent hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any change in the corporate existence, structure or ownership of Buyer; (ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyer or its assets or any resulting release or discharge of any obligation of Buyer arising under applicable bankruptcy, insolvency or similar laws; or (iii) the existence of any claim, counterclaim, setoff or other rights or defenses which Parent may have at any time against Buyer or any other Person (without limiting Section 7), whether in connection herewith or in any unrelated transactions.

b.

Further, the obligations of Parent hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Seller, the Company or Sellers’ Representative to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of the Purchase Agreement (or any Ancillary Document) relating to the Guaranteed Obligations; provided, that the Guaranteed Obligations shall be subject to any such waiver, modification or supplement; or (iii) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of Parent or that would otherwise operate as a discharge of Parent as a matter of law or equity.

c.

Without limiting the generality of the foregoing, to the extent permitted by applicable Law, Parent hereby expressly waives any and all benefits which might otherwise be available to it under any Law which states that a general release does not extend to a claim which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him or her must have materially affected its settlement with the debtor.

4.	Defenses Waived. Subject to and without limiting Section 7,

a.

To the fullest extent permitted by Law, Parent hereby waives: (i) notice of acceptance hereof; (ii) notice of any financial accommodations made or extended under the Purchase Agreement, or notice of the creation or existence of any Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations; (iv) notice of any adverse change in the financial condition of Buyer or of any other fact that might increase Buyer’s risk under the Purchase Agreement or any Ancillary Document and/or Parent’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Purchase Agreement or any Ancillary Document, (vi) notice of any default of Buyer under the Purchase Agreement or any Ancillary Document, which, for the avoidance of doubt, shall not limit Section 7 or constitute a waiver of any notice obligations under the Purchase Agreement or the applicable Ancillary Document and (vii) all other notices and demands to which Parent might otherwise be entitled hereunder or as a matter of Law. Parent confirms that Parent is not a surety under any state Law and shall not raise any such Law as a defense to its obligations hereunder. To the fullest extent permitted by applicable Law, Parent waives any defense arising out of any election or remedy made by any Seller, the Company or Sellers’ Representative even though that election may operate, pursuant to applicable Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Parent against Buyer or otherwise.

b.

To the fullest extent permitted by Law, Parent hereby waives the right by statute or otherwise to require any Seller, the Company or Sellers’ Representative to institute suit against Buyer or to exhaust any rights and remedies which such Seller, the Company or Sellers’ Representative (as applicable) has or may have against Buyer or any other Person. In this regard, Parent agrees that it is bound to the payment and performance of each and all Guaranteed Obligations, whether now existing or hereafter arising, as fully as if the Guaranteed Obligations were directly owing to Sellers, the Company, Sellers’ Representative or their respective Affiliates by Parent.

c.

To the fullest extent permitted by applicable Law, Parent hereby waives any right to assert any defense (legal or equitable) or any rights of set-off, subrogation, counterclaim or claim, in each case, which Parent may now or at any time hereafter have against Buyer or any other Person liable to Sellers, the Company, Sellers’ Representative or any of their respective Affiliates.

d.

Until such time as all of the Guaranteed Obligations (subject to the Cap) have been indefeasibly performed and indefeasibly paid in full in cash, Parent hereby waives and postpones any rights of subrogation, contribution, indemnification, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guaranteed Obligations.

5.

Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff, if any, or any payment made through any escrow agent or paying agent) (subject to the Cap) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Buyer or otherwise, Parent’s obligations under this Guarantee (subject to the Cap) with respect to that payment shall be reinstated at such time as though the payment had not been made.

6.

Consideration. As of the date hereof, Parent is the direct or indirect owner of 100% of the non-voting equity securities of Buyer and 25% of the voting preferred shares of Buyer, in each case with the rights and privileges set forth in (x) the Shareholders’ Agreement to be executed in connection with Closing, (y) the predecessor of such Shareholders’ Agreement in effect as of the date hereof and (z) the constating documents of Buyer. Parent will derive substantial economic benefit from the transactions contemplated by the Purchase Agreement and the willingness of Sellers and the Company to enter into the Purchase Agreement and to effect the transactions contemplated thereby, is based, in part, on Parent’s entry into, and agreements under, this Guarantee.

7.	Certain Acknowledgments. Notwithstanding anything in this Guarantee to the contrary, it is understood and agreed that:

a.

Parent does not hereby waive any defense or rights that may be asserted by Buyer against payment of its obligations (including the Guaranteed Obligations) under the terms of the Purchase Agreement (including, arising from Buyer’s performance thereunder), or otherwise available to Buyer at law or in equity (without limiting the terms of the Purchase Agreement); and

b.

Parent affirmatively has the right to assert any such defense that would be available to Buyer in an Action against Buyer by any Seller, the Company, or Sellers’ Representative against a claim for payment of the Guaranteed Obligations (for itself, whether or not asserted by Buyer) as if Parent were Buyer.

8.

Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by e-mail (and will be deemed to have been duly given upon non-automated confirmation of receipt or if no non-automated confirmation of receipt is received, will be deemed to have been duly given upon the immediate next Business Day), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties as follows:

To Parent:

Scholastic Inc.

557 Broadway

New York, NY 10012

Attention: Jeff Mathews; Andrew S. Hedden

Email: jmathews@scholastic.com; ahedden@scholastic.com

with copies (which will not constitute notice to Parent) to:

Baker & McKenzie, LLP

452 Fifth Avenue

New York, NY 10018

Attention: Thomas J. Rice; Laura Estrada-Vasquez

Email: thomas.rice@bakermckenzie.com; laura.estrada-vasquez@bakermckenzie.com

Dentons Canada LLP

77 King Street West

Suite 400

Toronto, Ontario M5K 0A1

Attention: Andrew Bourns

Email: andrew.bourns@dentons.com

To Sellers, Sellers’ Representative or, prior to the Closing, the Company:

ZMC Niagara Investment (Cayman), L.P.

c/o ZMC Management, L.L.C.

110 East 59th Street, 24th Floor

New York, New York 10022

Attention: Andrew Vogel; Jordan Turkewitz; Jason Sporer; Stephanie Kim

E-mail: vogel@zmclp.com; turkewitz@zmclp.com; sporer@zmclp.com;

kim@zmclp.com

Vince Commisso

60 Noah Crescent

Woodbridge, ON L4H 1Z4, Canada

Attention: Vince Commisso

E-mail: vcommisso@rogers.com

with copies (which will not constitute notice to Sellers, Sellers’ Representative or,

prior to the Closing, the Company) to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Daniel Clivner; Payom Pirahesh; Luke Ashworth

E-mail: dclivner@sidley.com; ppirahesh@sidley.com; lashworth@sidley.com

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7, Canada

Attention: Jonathan Feldman and Michelle Vigod

E-mail: jonfeldman@goodmans.ca; mvigod@goodmans.ca

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.

Amendments; Waivers. This Guarantee may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Parent and Sellers’ Representative. This Guarantee may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment effected in a manner which does not comply with this Section 9 will be void. Any agreement on the part of any party hereto to waive compliance with any of the agreements or conditions set forth herein will be valid only if set forth in a written agreement executed and delivered by duly authorized officers of Parent and Sellers’ Representative. For the avoidance of doubt, the failure or delay of any party hereto to assert any of its rights hereunder will not constitute a waiver of such rights.

10.	Representations and Warranties. Parent hereby represents and warrants to the Company, each Seller and Sellers’ Representative that:

a.

(i) it has all requisite corporate power and authority to execute, deliver and perform this Guarantee, (ii) the execution, delivery and performance of this Guarantee has been duly and validly authorized by all necessary action, does not contravene any provision of Parent’s charter, bylaws, or similar organizational documents and does not conflict with any applicable Law or contractual restriction binding Parent or its assets and (iii) the Person executing and delivering this Guarantee on behalf of Parent is duly authorized to do so;

b.

all consents, approvals, authorizations, permits of, filings with and notifications to any Governmental Entity necessary for the due execution, delivery and performance of this Guarantee by Parent have been obtained or made, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Guarantee;

c.

assuming due execution and delivery of this Guarantee by the Company and Sellers’ Representative (on behalf of Sellers), this Guarantee constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms; and

d.

Parent has the financial capacity to pay and perform its obligations under this Guarantee and the aggregate amount of all other commitments and obligations it currently has outstanding (assuming for purposes of the foregoing that Parent’s obligations include its obligations under this Guarantee) and Parent shall maintain such financial capacity for so long as this Guarantee shall remain in effect.

11.

No Assignment. Neither this Guarantee nor any right or obligation hereunder may be assigned by any party hereto (by operation of law or otherwise) without the prior written consent of Parent and Sellers’ Representative; provided, that any Seller may assign any of such Seller’s right to payment and collection, effective upon such Seller’s death or incapacity, to such Seller’s successors or legal representatives, or assign to any transferees of such Seller’s Company Securities as permitted under the Purchase Agreement, including in connection with the Management Holdco Reorganization. Any attempted assignment in violation of this Section 11 will be null and void.

12.

Third Party Beneficiaries. The parties hereby agree that Sellers and their respective successors and permitted assigns (including as set forth in Section 11 hereto) are intended to be third party beneficiaries of this Guarantee.

13.

Termination. This Guarantee shall automatically terminate and shall have no further force or effect upon the earlier of (i) the Closing or (ii) the termination of the Purchase Agreement pursuant to and in accordance with its terms.

14.

Miscellaneous. The following sections of the Purchase Agreement shall apply to this Guarantee, mutatis mutandis as if such provisions were set forth herein at length: Section 12.5 (Governing Law); Section 12.13 (Waiver of Jury Trial); and Section 12.14 (Jurisdiction and Venue).

15.

Severability. If any term or other provision of this Guarantee is invalid, illegal or unenforceable, all other provisions of this Guarantee will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, however, that this Guarantee may not be enforced without giving effect to the limitation of the amount payable by the Parent hereunder to the Cap.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Guarantee, effective as of the date first written above.

PARENT:

SCHOLASTIC INC.

By:	\s\ Peter Warwick
Name:	Peter Warwick
Title:	Chief Executive Officer

[Signature Page to Guarantee Agreement]

Acknowledged and Agreed By:

THE COMPANY:

NIAGARA INVESTMENTS, LTD.

By:	/s/ Vince Commisso
Name: Vince Commisso
Title: President

[Signature Page to Guarantee Agreement]

SELLERS’ REPRESENTATIVE (in its capacity as such and on behalf of Sellers):

ZMC NIAGARA INVESTMENT (CAYMAN), L.P.,

By its general partner ZMC Partners II (Cayman), L.P.

By its general partner ZMC Partners II (Cayman GP), Ltd.

By:	/s/ Andrew Vogel
Name:	Andrew Vogel
Title:	Director

VINCE COMMISSO:

By:	/s/ Vince Commisso
Name:	Vince Commisso

[Signature Page to Guarantee Agreement]